Exhibit 99.1

Farmland Partners Inc. Announces Conference Call to Discuss Financial Benefits of Recent Merger

Conference Call to be Held Monday, February 13 at 11 AM ET

DENVER, CO, February 9, 2017 — Last week, Farmland Partners Inc. (“FPI” or the “Company”) (NYSE: FPI) closed on the merger with American Farmland Company (“AFCO”), forming the largest public farmland real estate investment trust in the United States with assets of approximately $950 million and total market capitalization of approximately $400 million. The Company will hold a conference call on Monday, February 13 at 11 AM ET to discuss the accretive impact of the transaction.

Paul Pittman, CEO of the Company said, “We look forward to discussing our view of the powerful revenue and earnings benefits we expect to realize from this merger.”

FPI stockholders are expected to benefit from (i) overall diversification across crops, markets, and tenants, (ii) elimination of duplicative administrative and other public company costs, (iii) integration of properties with higher capitalization rates and (iv) additional revenues from AFCO assets under development but nearing completion.

FPI estimates that, had the AFCO properties been owned for the entirety of 2016 and operated using the FPI cost structure, 2016 revenues for the Company would have been approximately $47 million with an operating income of $23 million. FFO per share would have been approximately $0.53 and AFFO per share would have been approximately $0.62.(1),(2)

Paul Pittman, the Company’s CEO, and Luca Fabbri, the Company’s CFO, will make a brief presentation during the Company’s conference call and will be available after the presentation to answer questions regarding the Company’s financial performance moving forward.

Conference Call Information

The call can be accessed live over the phone toll-free by dialing (866) 262-6804, or for international callers, (412) 902-4107.  Participants can reference the Farmland Partners Inc. Update Call.

The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.farmlandpartners.com.

A replay of the conference call will be available beginning February 13, 2017 at 1:00 p.m. (Eastern Time) until February 27, 2017 at 11:59 p.m. (Eastern Time), by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International); passcode: 10101610. A replay of the webcast will also be accessible on the Investor Relations section of the Company’s website for a limited time following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of the date of this release, FPI owns or has under contract over 145,000 acres in Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Kansas, Louisiana, Michigan, Mississippi, Nebraska, North Carolina, South Carolina, Texas and Virginia. FPI elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.

(1)  These values are estimates based only on the Company’s view of consolidated operations and expenses. They are not intended to be interpreted as guidance nor as reported results. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, has not audited, reviewed, compiled or performed any procedures on the financial information presented in this release.

(2)  Based on 34.1 million weighted average common shares.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expected portfolio growth, the elimination of duplicative costs, anticipated synergies and accretion to FPI’s FFO and AFFO per share. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address events or developments that we expect or anticipate will occur in the future are forward-looking statements. These statements are not guarantees of future events and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Farmland Partners Inc. Contact
Clay Stockett
Investor Relations Manager

(720) 452-3107
clay@farmlandpartners.com